As filed with the Securities and Exchange Commission on March 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PFENEX INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-1356759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10790 Roselle Street

San Diego, CA 92121

(858) 352-4400

(Address of principal executive offices, including zip code)

Pfenex Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Evert B. Schimmelpennink

Pfenex Inc.

10790 Roselle Street

San Diego, CA 92121

(858) 352-4400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Daniel R. Koeppen

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, CA 92130

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Pfenex Inc. 2014 Employee Stock Purchase Plan	353,224(2)	$3.69(3)	$1,303,396.56	$162.27
TOTAL:	353,224		$1,303,396.56	$162.27

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under Pfenex Inc. 2014 Employee Stock Purchase Plan (“2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 353,224 shares of common stock reserved for issuance pursuant to future awards as a result of the annual evergreen increase under the 2014 ESPP.
(3)	Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of $4.33, the average of the high and low prices of the Registrant’s common stock as reported on the NYSE American on March 12, 2018. Pursuant to the 2014 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PFENEX INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the common stock of Pfenex Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”). Accordingly, the contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 28, 2014 (File No. 333-197672), (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 20, 2015 (File No. 333-202903), (iii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 16, 2016 (File No. 333-210241), and (iv) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 16, 2017 (File No. 333-216745), (together, the “Previous Forms S-8”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 15, 2018;

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3) The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36540) filed with the Commission on July 14, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-196539), filed with the Commission on June 23, 2014).

4.2+	2014 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-196539), filed with the Commission on July 7, 2014).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.

Exhibit Number	Description

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

+	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 15, 2018.

Pfenex, Inc.

By:	/s/ Evert B. Schimmelpennink
Evert B. Schimmelpennink
Chief Executive Officer, President, Secretary, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Evert B. Schimmelpennink, Susan Knudson, and Patricia Lady, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Pfenex Inc.), to sign the Registration Statement on Form S-8 of Pfenex Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they, he, or she might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evert B. Schimmelpennink Evert B. Schimmelpennink	Chief Executive Officer, President, Secretary, and Director (Principal Executive Officer)	March 15, 2018

/s/ Susan Knudson Susan Knudson	Chief Financial Officer (Principal Financial Officer)	March 15, 2018

/s/ Patricia Lady Patricia Lady	Chief Accounting Officer (Principal Accounting Officer)	March 15, 2018

/s/ Robin D. Campbell Robin D. Campbell	Director	March 15, 2018

/s/ Dennis M. Fenton Dennis M. Fenton	Director	March 15, 2018

/s/ Jason Grenfell-Gardner Jason Grenfell-Gardner	Chairman and Director	March 15, 2018

/s/ Sigurdur Olafsson Sigurdur Olafsson	Director	March 15, 2018

/s/ Phillip M. Schneider Phillip M. Schneider	Director	March 15, 2018

/s/ John M. Taylor John M. Taylor	Director	March 15, 2018